Exhibit 1.1

Execution Version

Newfield Exploration Company

Underwriting Agreement

June 19, 2012

To the Representatives of the several

Underwriters named in the respective

Pricing Agreements hereinafter described

Ladies and Gentlemen:

From time to time Newfield Exploration Company, a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”), specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of the Designated Securities, the initial public offering price of such Designated Securities or the manner of determining such price, the terms of the Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and the commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities, and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture, the Registration Statement, the Time of Sale Prospectus and the Prospectus (as defined) with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (File No. 333-176218) on Form S-3, relating to securities of the Company, including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at each time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Securities dated August 10, 2011 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Designated Securities dated June 19, 2012, in the form first used to confirm sales of the Designated Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Issuer Free Writing Prospectus” means each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Designated Securities, and “Time of Sale Prospectus” means the preliminary prospectus dated June 19, 2012, together with the Issuer Free Writing Prospectuses that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act and any other documents or information identified in Schedule II to the Pricing Agreement. As used herein, “effective date” or “time of effectiveness” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act (including, for the avoidance of doubt, any effective date with respect to the Underwriters). As used herein and in the Pricing Agreement, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act against the Company or relating to any offering has been initiated or threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company;

(b) The documents incorporated by reference in the Time of Sale Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Time of Sale Prospectus or the Prospectus;

(c) (i) The Registration Statement, the Time of Sale Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus relating to the Designated Securities will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Time of Sale Prospectus did not, at the Time of Sale, as then amended or supplemented by the Company, if applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) the Prospectus, as of its date and the Time of Delivery, as amended or supplemented, if applicable, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Time of Sale Prospectus or the Prospectus or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee;

(d) The Company is not an “ineligible issuer” in connection with the offering of the Designated Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus complies or will comply, when issued or filed pursuant to Rule 433, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II to the Pricing Agreement and electronic road shows, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus used in connection with the offering of the Designated Securities does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus;

(e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus any material loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus; and, other than as set forth or contemplated in the Time of Sale Prospectus, since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(f) The Company and its subsidiaries have (i) generally satisfactory title to all their interests in their producing oil and gas properties and to all of their material interests in nonproducing oil and gas properties, title investigations having been carried out by the Company in accordance with the general practice in the oil and gas industry, (ii) good and indefeasible title to all other real property owned by them that is material to the Company and its subsidiaries taken as a whole, and (iii) good and valid title to all personal property owned by them that is material to the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property (other than oil and gas properties) and buildings material to the Company and its subsidiaries taken as a whole held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding at law or in equity), with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act, a “Subsidiary”) has been duly incorporated or otherwise organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization;

(h) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares or similar ownership and as otherwise set forth in the Time of Sale Prospectus and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i) The Designated Securities have been duly and validly authorized, and, when the Designated Securities are duly executed, authenticated, issued and delivered as provided in the Indenture and paid for by the Underwriters pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, the Designated Securities will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Base Indenture identified in the Pricing Agreement has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act; the supplemental indenture identified as supplementing the Indenture in the Pricing Agreement has been duly and validly authorized and, at the Time of Delivery for such Designated Securities (as defined in Section 4 hereof), the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus with respect to the Designated Securities;

(j) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement, any Pricing Agreement, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement, any Pricing Agreement, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(k) Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than any such default that would not have a material adverse effect on the financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(l) The statements set forth in the Prospectus and the Time of Sale Prospectus under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Designated Securities, the Securities, and the Indenture, respectively, and under the captions “Underwriting,” “Certain U.S. Federal Tax Considerations” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(m) The consolidated financial statements of the Company, including the notes thereto, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified; except as otherwise stated in the Time of Sale Prospectus and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except in the case of unaudited financial statements for the absence of notes thereto and subject to normal year-end adjustments; and the selected historical financial data for the Company included in the Time of Sale Prospectus and the Prospectus, as amended and supplemented, have been compiled on a basis consistent with that of the audited or unaudited, as applicable, consolidated financial statements of the Company; any pro forma financial statements or data included or incorporated by reference in the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act to the extent applicable, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth or incorporated by reference in the Time of Sale Prospectus and the Prospectus related to the Company are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Time of Sale Prospectus and the Prospectus that are not included as required;

(n) The Company owns or possesses adequate rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including seismic data, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “patent and proprietary rights”) to the extent employed by it in and material to the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), singly or in the aggregate, would result in a Material Adverse Effect;

(o) The Company possesses such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state, foreign or local regulatory agencies or bodies necessary to conduct the business now operated by it, except for licenses, permits, consents, orders, certificates or authorizations, the absence of which, individually or in the aggregate, would not have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, certificates or authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(p) Other than as set forth in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, except as would not have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q) The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries;

(r) Except as described in the Time of Sale Prospectus and the Prospectus, there has been no storage, disposal, generation, manufacture, spill, discharge, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased or under contract for purchase by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have singularly or in the aggregate with all such violations and remedial actions, any Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

(s) The Company is not and, after giving effect to the offering and sale of the Designated Securities and the use of proceeds therefrom as described in the Time of Sale Information, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer of the Company by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing date of each report requiring certification under Rule 13a-14 under the Exchange Act filed with the Commission;

(u) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the Company’s financial statements in accordance with generally accepted accounting principles, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting;

(v) Based on its evaluation of its disclosure controls and procedures as of March 31, 2012, the Company’s disclosure controls and procedures were effective as of such date in ensuring that material information was accumulated and communicated to management, and made known on a timely basis to allow disclosure as required;

(w) Since the date of the Company’s most recent evaluation of its internal control over financial reporting, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses;

(x) The Audit Committee of the Company’s Board of Directors complies with the applicable and currently effective requirements of the New York Stock Exchange and the Commission;

(y) PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”);

(z) Neither the Company nor any of its subsidiaries, nor any director or officer, nor to the knowledge of the Company or any of its subsidiaries, any agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws to which they may be subject; and the Company, its subsidiaries and their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and

(aa) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of the Designated Securities, the several Underwriters propose to offer the Designated Securities for sale upon the terms and conditions set forth in the Prospectus.

The total principal amount of Designated Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate principal amount of Designated Securities set forth in Schedule I to such Pricing Agreement.

4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of the Underwriters, against payment by the Underwriters or on their behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance as specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “First Time of Delivery,” or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, being herein called the “Second Time of Delivery.” Each such time and date for delivery is herein called a “Time of Delivery.”

5. The Company agrees with each of the Underwriters of any Designated Securities:

(a) To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement, Prospectus or Time of Sale Prospectus after the date of the Pricing Agreement or any Issuer Free Writing Prospectus relating to such Designated Securities and prior to any Time of Delivery for such Designated Securities which shall be disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement or any Issuer Free Writing Prospectus after any Time of Delivery for such Designated Securities and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the

Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities; and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to such Designated Securities, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information or of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to such Designated Securities or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) (i) To prepare a final term sheet, containing solely a description of final terms of the Designated Securities and the offering thereof, in the form approved by the Representatives, and to file such term sheet pursuant to Rule 433 under the Securities Act within the time required by such rule; (ii) not to make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; and (iii) to retain in accordance with the Securities Act all Issuer Free Writing Prospectuses not required to be filed with the Commission;

(c) If at any time prior to any Time of Delivery, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law;

(d) If, during such period after the first date of the public offering of the Designated Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus or file a new registration statement to replace the Registration Statement in order to comply with applicable law, forthwith to prepare, file with the Commission, have declared or deemed effective (if applicable) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Designated Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, or such replacement registration statement will comply with applicable law.

(e) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(f) On the second business day following the date of the Pricing Agreement for such Designated Securities (or at such other date and time as set forth in the Pricing Agreement) and from time to time thereafter, to furnish the Underwriters with copies of the Registration Statement and the Prospectus, each as amended or supplemented, in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Registration Statement, the Time of Sale Prospectus, or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such the Registration Statement, the Time of Sale Prospectus, or Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement, the Time of Sale Prospectus, or Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement, the Time of Sale Prospectus, or Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus, a supplement to the Prospectus or an Issuer Free Writing Prospectus which will correct such statement or omission or effect such compliance;

(g) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Securities Act);

(h) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives, (ii) the last Time of Delivery for such Designated Securities and (iii) any period specified in the Pricing Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which are substantially similar to the Designated Securities without the prior written consent of the Representatives;

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; and

(j) Not to directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Designated Securities.

6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and any reserve engineers in connection with the registration of the Designated Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, the Indenture, the Securities, any Blue Sky and Legal Investment Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment survey(s); (iv) any fees charged by securities rating services for rating the Designated Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Designated Securities; (vi) any fees and expenses in connection with listing the Designated Securities; (vii) the cost of printing or engraving the Designated Securities; (viii) the fees and expenses of any Trustee and any agent of any trustee and the fees and disbursements of counsel for any trustee in connection with any Indenture and the Securities; (ix) the cost of qualifying the Securities with The Depository Trust Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder and under the Pricing Agreement which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of each Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to such Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A of the Securities Act, shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated each Time of Delivery for such Designated Securities, respectively, with respect to the incorporation of the Company, the validity of the Indenture and the Designated Securities, the Registration Statement, the Prospectus as amended and supplemented, this Agreement and the Pricing Agreement, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Counsel for the Company, which shall be satisfactory to the Representatives, shall have furnished to the Representatives their written opinions, dated each Time of Delivery for such Designated Securities, respectively, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus, and the Company is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth on Annex I to such opinion letter;

(ii) The Company has authorized capital stock as set forth in the Time of Sale Prospectus and the Prospectus;

(iii) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

(iv) The issue and sale by the Company of the Designated Securities being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities and the performance of the Company’s obligations hereunder and thereunder will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 or any Current Report on Form 8-K filed by the Company after December 31, 2011, or any document for indebtedness for borrowed money set forth on Annex II (which annex includes all instruments for borrowed money identified by the Company that have not been filed on the Company’s reports listed in this clause (A)) to such opinion letter, (B) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company, or (C) result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for any such conflicts, defaults, breaches or violations that would not in the aggregate have a material adverse effect on the Company’s ability to perform its obligations under this Agreement, the Indenture or the Pricing Agreement or that would not have a Material Adverse Effect (except that such counsel need express no opinion with respect to federal or state securities or Blue Sky laws or antifraud laws with respect to this subparagraph);

(v) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid issuance and sale of the Designated Securities being delivered at such Time of Delivery or the performance by the Company of its obligations under the Indenture, the Designated Securities, this Agreement or such Pricing Agreement (except that such counsel need express no opinion with respect to federal or state securities or Blue Sky laws or antifraud laws or the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to this subparagraph);

(vi) The statements set forth in the Prospectus and the Time of Sale Prospectus under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Designated Securities or the Indenture, and under the captions “Certain U.S. Federal Income Tax Considerations,” and “Underwriting (Conflicts of Interest),” insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, constitute accurate summaries of such terms and provisions in all material respects;

(vii) The Designated Securities are in the form prescribed in or pursuant to the Indenture, have been duly and validly authorized by the Company by all necessary corporate action, have been duly executed by the Company and, when authenticated as specified in or pursuant to the Indenture and issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding of equity or at law) and an implied covenant of good faith and fair dealing; the Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding of equity or at law) and an implied covenant of good faith and fair dealing;

(viii) The Indenture has been duly qualified under the Trust Indenture Act;

(ix) The Company is not an “investment company” as such term is defined in the Investment Company Act;

(x) The Registration Statement, as of its most recent effective date and such Time of Delivery, and the Time of Sale Prospectus and the Prospectus, as of their respective issue dates, and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and the notes thereto and the related schedules or other financial or accounting information or information pertaining to hydrocarbon reserves included, or incorporated by reference, therein or omitted therefrom, as to which such counsel need express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(xi) The Registration Statement became effective under the Securities Act automatically upon filing; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A of the Securities Act, have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and the independent public accountants of the Company and your representatives, at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed; and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Prospectus and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement (except for the financial statements and the notes thereto and the related schedules or other financial or accounting information or information pertaining to hydrocarbon reserves included therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1, as to which such counsel need not express any belief), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus (except for the financial statements and the notes thereto and the related schedules or other financial or accounting information or information pertaining to hydrocarbon reserves included, or incorporated by reference, therein or omitted therefrom, as to which such counsel need not express any belief), as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Prospectus (except for the financial statements and the notes thereto and the related schedules or other financial or accounting information or information pertaining to hydrocarbon reserves included, or incorporated by reference, therein or omitted therefrom, as to which such counsel need not express any belief) as amended or supplemented, if applicable, as of its date and the applicable Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) John D. Marziotti, General Counsel and Secretary of the Company, shall have furnished to the Representatives his written opinion, dated each Time of Delivery for such Designated Securities, respectively, in form and substance satisfactory to the Representatives, to the effect that:

(i) Other than as set forth in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect; and to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

(ii) To such counsel’s knowledge, (A) there are no legal or governmental proceedings pending or threatened against any of the Company or any of its subsidiaries or to which any of the Company or any of its subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus but are not so described as required and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act;

(iii) The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus (other than the financial statements and the notes thereto and the related schedules or other information of a financial or reserve engineering nature included, or incorporated by reference, therein or omitted therefrom and except for that part of the Registration Statement that constitutes the Form T-1, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

(iv) All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(e) On the date of the Pricing Agreement for such Designated Securities at the time of execution of the Pricing Agreement with respect to such Designated Securities and at each Time of Delivery for such Designated Securities, the independent registered public accounting firm of the Company who have audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus shall have furnished to the Representatives a letter, in form and substance reasonably satisfactory to the Representatives and the independent accountants, dated the date of such Pricing Agreement and the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than the date of such Pricing Agreement, and a letter, in form and substance reasonably satisfactory to the Representatives, dated such Time of Delivery, to the effect (i) they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, and (ii) stating the conclusions and findings of such firm with respect to the financial information included in the Registration Statement, Time of Sale Prospectus and Prospectus and (iii) other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings; provided that the letters shall use a “cut-off date” not earlier than five days prior to the date of such letter;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, any loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus, and (ii) since the respective dates as of which information is given in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Designated Securities on the terms and in the manner contemplated in the Time of Sale Prospectus;

(g) On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock or other preferred securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock or such other preferred security;

(h) On or after the date of the Pricing Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities declared by either federal or New York State or Texas State authorities, or (iv) (A) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, (B) any major disruption of settlements of securities or clearance services in the United States, or (C) any attack on or outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities, whether in the primary market or in respect of dealings in the secondary market;

(i) The Designated Securities at each Time of Delivery shall have been approved for listing, subject to notice of issuance, on any exchange or market listed in the Pricing Agreement;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses and other documents on the second business day following the date of the Pricing Agreement relating to such Designated Securities (or such other date as set forth in the Pricing Agreement);

(k) The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Securities certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request; and

(l) The Company shall have furnished or caused to be furnished to the Representatives, at each Time of Delivery for the Designated Securities, a certificate of Gary D. Packer, Executive Vice President and Chief Operating Officer of the Company, regarding the estimated proved reserves and future net cash flows from reserves data as presented in the Time of Sale Prospectus and the Prospectus, in the form previously approved by the Representatives.

8. Each Underwriter severally covenants with the Company not to issue any free writing prospectus prepared by or on behalf of such Underwriter that would be required to be filed with the Commission under the Securities Act without the consent of the Company.

9. (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of any Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus or any amendment or supplement thereto and any other prospectus relating to the

Designated Securities, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use therein.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, the directors of the Company and the officers of the Company who signed the Registration Statement against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Securities, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Designated Securities, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter shall be designated in writing by the Representative and any such separate firm for the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated Securities and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or any affiliates of such Underwriter who purchase Designated Securities within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the

Representatives or the Company shall have the right to postpone a Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the principal amount of such Designated Securities which remains unpurchased is not 10% or more of the aggregate principal amount of the Designated Securities, to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased is 10% or more of the aggregate principal amount of the Designated Securities to be purchased at the respective Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. (a) The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

(b) The Company acknowledges that in connection with the offering of the Designated Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Designated Securities.

12. If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities with respect to which such Pricing Agreement shall have been terminated except as provided in Sections 6 and 9 hereof; but, if for any other reason, including failure of the conditions in Section 7 hereof, the Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 9 hereof.

13. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or communication constituting such Questionnaire, or otherwise furnished to the Representatives, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign of such persons by reason merely of such purchase.

15. Time shall be of the essence of each Pricing Agreement. As used herein, unless otherwise indicated the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

18. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

[Signature page follows]

Very truly yours,

Newfield Exploration Company

By:	/s/ Terry W. Rathert

Name:	Terry W. Rathert
Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Underwriting Agreement

ANNEX I

Pricing Agreement

[Name(s) of Co-Representative(s),]
As Representatives of the several
Underwriters named in Schedule I hereto,	[Date]

[Address]

Ladies and Gentlemen:

Newfield Exploration Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [date] (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Designated Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus or the Time of Sale Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus or the Time of Sale Prospectus (each as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus or the Time of Sale Prospectus, each relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you has been and is proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, [(a)] the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, on the basis of the representations, warranties and agreements set forth herein and in the Underwriting Agreement, agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

Annex I-1

If the foregoing is in accordance with your understanding, please sign and return to us [one for the Company and one for each of the Representatives plus one for each counsel] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature page follows]

Annex I-2

Very truly yours,

Newfield Exploration Company

By:
Name:
Title:

Accepted as of the date hereof:

[Representatives]

By:

Name:

Title:

On behalf of each of the Underwriters

Annex I-3

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
[Name(s) of Co-Representative(s)]
[Names of other Underwriters]

Total

Schedule I-1

SCHEDULE II

Title of Designated Securities:

[        %] [Floating Rate] [Zero Coupon] [Notes]

[Debentures] due

Aggregate Principal Amount:

Aggregate Principal Amount of Designated Securities: [$]

Price to Public:

% of the principal amount of the Designated Securities, plus accrued interest[, if any,] from         to         [and accrued amortization[, if any,] from         to         ]

Underwriting Discount:

        % of the principal amount of the Designated Securities

Purchase Price by Underwriters:

% of the principal amount of the Designated Securities, plus accrued interest[, if any,] from         to         [and accrued amortization[, if any,] from         to         ]

Form of Designated Securities:

[Definitive form to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of [The Depository Trust Company or its designated custodian] [the Representatives]]

[Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.]

Specified funds for payment of purchase price:

Federal (same day) funds

Time of Delivery:

a.m. (New York City time),             , 20

Indenture:

Indenture dated             , 20         , between the Company and             , as Trustee

Annex A-1

Maturity:

Interest Rate:

[         %] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:

[             and             ] of each year commencing on             , 20

Redemption Provisions:

[No provisions for redemption]

[The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$         ] or an integral multiple thereof,

[on or after         ,         at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before         ,         %, and if] redeemed during the 12-month period beginning         ,

Year	Redemption Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[on any interest payment date falling on or after         ,         , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

[Restriction on refunding]

Sinking Fund Provisions:

[No sinking fund provisions]

[The Designated Securities are entitled to the benefit of a sinking fund to retire [$         ] principal amount of Designated Securities on         in each of the years         through at 100% of their principal amount plus accrued interest[, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$         ] principal amount of Designated Securities in the years         through         at 100% of their principal amount plus accrued interest.]

Annex A-2

[If Designated Securities are extendable debt securities, insert—

Extendable provisions:

Designated Securities are repayable on             ,             [insert date and years], at the option of the holder, at their principal amount with accrued interest. The initial annual interest rate will be         %, and thereafter the annual interest rate will be adjusted on             , and             to a rate not less than             % of the effective annual interest rate on U.S. Treasury obligations with             -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Designated Securities are floating rate debt securities, insert—

Floating rate provisions:

Initial annual interest rate will be        % through         [and thereafter will be adjusted [monthly] [on each         ,        ,         and ] [to an annual rate of         % above the average rate for         -year [month][securities][certificates of deposit] issued by         and [insert names of banks].] [and the annual interest rate [thereafter] [from         through ] will be the interest yield equivalent of the weekly average per annum market discount rate for         -month Treasury bills plus         % of Interest Differential (the excess, if any, of (i) the then current weekly average per annum secondary market yield for -month certificates of deposit over (ii) the then current interest yield equivalent of the weekly average per annum market discount rate for         -month Treasury bills); [from and thereafter the rate will be the then current interest yield equivalent plus         % of Interest Differential].]

Defeasance provisions:

Closing location for delivery of Designated Securities:

Names and addresses of Representatives:

Representatives:

Address for Notices, etc.:

[Other Terms]:

[Listing of Designated Securities]:

Annex A-3

[New York Stock Exchange] [None.]

[Blackout Provisions:]

[Describe any blackout provisions applicable to the Designated Securities.]

Underwriter Provided Information:

[The only information provided by the Underwriters or Representatives is             .]

The Time of Sale is [            ] on [            ], 20 .

Time of Sale Prospectus:

1)      The preliminary prospectus dated • relating to the Designated Securities; and

2)      [Identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act, including the final term sheet] or [orally communicated pricing information if a final term sheet is not used]

Annex A-4